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                                                                   Exhibit 10.2


                  FIRST AMENDMENT TO MARSH SUPERMARKETS, INC.
               1999 SENIOR EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


         WHEREAS, the Board of Directors of Marsh Supermarkets, Inc., an Indiana corporation (the "Company"), has previously adopted the Marsh Supermarkets, Inc. 1999 Senior Executive Supplemental Retirement Plan (the "Plan");

         WHEREAS, pursuant to Section 7.1 of the Plan, the Company's Board of Directors has retained the right to amend the Plan; and

         WHEREAS, the Company's Board of Directors now desires to amend the Plan.

         NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the Plan is hereby amended as follows:

         1. Section 6.2 of the Plan is hereby deleted in its entirety and replaced with the following:

                  6.2 Change in Control. Upon a Change in Control or at such other times as the Board of Directors may determine, the Company shall either place assets of the Company in a rabbi trust (the "Trust") or distribute assets to Participants or to trusts or other accounts designated by Participants. The determination as to whether assets are placed in the Trust or distributed to Participants (or to trusts or other accounts designated by Participants) shall be made by the Board of Directors in its sole discretion. The amount of assets to be placed in the Trust or distributed to Participants or to trusts or other accounts designated by Participants upon the occurrence of a Change in Control or at such other time as the Board may determine shall be an amount equal to the Supplemental Retirement Benefit of the Participants as of the effective date of any such determination or Change in Control, as determined by the actuary of the Retirement Plan using the assumptions contained in the definition of Actuarial Equivalent in the Retirement Plan for determining lump sum distributions after July 1, 1997. The Trust, if created, shall conform to the model form of rabbi trust agreement approved by the Internal Revenue Service in Revenue Procedure 92-64 (as amended from time to time) or in any successor thereto.

         2. Except as expressly stated herein, all other sections of the Plan remain in full force and effect.

         This First Amendment to the Marsh Supermarkets, Inc. 1999 Senior Executive Supplemental Retirement Plan was adopted by the Board of Directors of the Company and became effective as of February 13, 2003.